UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2021

INTEGRAL AD SCIENCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40557	83-0731995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Morton St., 8th Floor, New York, NY	10014
(Address of principal executive offices)	(Zip Code)

(646) 278-4871

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IAS	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 12, 2021, Integral Ad Science Holding Corp. (the “Company”) filed its Quarterly Report on Form 10-Q for the second quarter ended June 30, 2021 (the “10-Q”). Recently and subsequent to the issuance of the 10-Q, the Company determined that in calculating net revenue retention of advertising customers (“NRR”), it had inadvertently understated the existing customer revenue cohort (denominator) for certain periods. This resulted in NRR being overstated as of June 30, 2021 and 2020 and March 31, 2020. As corrected, NRR as of each of those dates was as follows:

	June 30, 2021	June 30, 2020	March 31, 2020
Net revenue retention of advertising customers	126%	109%	115%

NRR for the full year 2020 remains unchanged at 108%. As corrected, the period over period change in NRR from June 30, 2020 to June 30, 2021, and from March 31, 2020 to June 30, 2020, still represents a similar performance on a comparable basis. The Company expects NRR in future annual periods to be consistent with its target of approximately 120%.

Additionally, the 10-Q referred to the total advertising customer count as being 2,155, when in fact that number represented the total customer count comprised of 2,018 advertisers and 137 publishers, as it was correctly described in management’s prepared remarks on the earnings call for the second quarter ended June 30, 2021.

Increased guidance

The corrections described above did not impact the condensed consolidated financial statements of the Company that were prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) and included in the 10-Q. As previously reported, total revenue for the second quarter of 2021 was $75.1 million, a 55% increase compared to $48.3 million in the second quarter of 2020. Additionally, the Company is also raising financial guidance provided for the quarter ending September 30, 2021 and the year ending December 31, 2021 it had previously issued in the press release announcing its financial results for the quarter ended June 30, 2021.

	Updated guidance for Q3 2021	Previous guidance for Q3 2021	Updated guidance for 2021	Previous guidance for 2021
Revenue	$75.0 to $77.0 million	$74.0 to $76.0 million	$309.0 to $313.0 million	$308.0 to $312.0 million
Adjusted EBITDA	$18.0 to $20.0 million	$16.0 to $18.0 million	$89.0 to $93.0 million	$87.0 to $91.0 million

The increased outlook for the third quarter of 2021 reflects a strong contribution across all segments driven by the adoption of Context Control solutions in programmatic, expansion in international markets, as well as growth in connected TV (CTV) due to Publica acquired in August 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL AD SCIENCE HOLDING CORP.

Date: September 17, 2021	By:	/s/ Joseph Pergola
	Name:	Joseph Pergola
	Title:	Chief Financial Officer